AGREEMENT

THIS AGREEMENT (this “Agreement”), dated as of August __, 2007, is entered into by and among AMERICAN REAL ESTATE PARTNERS, L.P., a Delaware limited partnership (“AREP”), and the other signatories hereto (each a “Fund” and collectively the “Funds”):

W I T N E S S E T H

WHEREAS, on the date hereof, AREP is entering into an agreement pursuant to which its subsidiaries will acquire from affiliates of Carl C. Icahn interests in each of the general partners and the management company (collectively, the “Management Entities”) that provide investment and administrative services to the Funds (the “Transaction”);

WHEREAS, pursuant to the governing documents of the Funds, Mr. Icahn and certain of his affiliates are currently subject, for the benefit of the Funds, to certain restrictions on their investment and other activities (a form of the section of the Funds’ offering memoranda describing such restrictions and related arrangements as of the date hereof is attached hereto as Exhibit A and such restrictions are hereafter referred to as the “Icahn Restrictions”);

WHEREAS, as a condition to the consummation of the Transaction, the parties desire to cause AREP and certain of its subsidiaries to agree to be bound by certain investment and other restrictions similar to the Icahn Restrictions; and

WHEREAS, as a result of the Transaction certain financial and other information with respect to the Management Entities and the Funds will be required to be disclosed in certain of AREP’s filings with the Securities and Exchange Commission (“SEC”) and other regulatory agencies; and

WHEREAS, as a condition to the consummation of the Transaction, AREP has agreed that additional expenses incurred by the Funds as a result of their providing such information to AREP will either be paid for by AREP or reimbursed to the Funds.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
RESTRICTIONS. AREP, on behalf of itself and its applicable subsidiaries, hereby agrees, for the benefit of the Funds, to be bound, and to cause its applicable subsidiaries to be bound, by the restrictions set forth in Exhibit B hereto (subject to the exceptions stated therein), which will be included in substantially such form in the offering memorandum of each Fund that provides an offering memorandum to investors and prospective investors.

2.
EXPENSES. AREP hereby agrees that additional expenses incurred by the Funds as a result of providing financial and other information to AREP in connection with its filings with the SEC and other regulatory agencies, as reasonably determined by Icahn Capital Management LP, the management company to each Fund, will either be paid for by AREP or reimbursed to the applicable Funds by AREP.

3.	CONSTRUCTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

4.
COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

5.
AMENDMENTS. The terms of this Agreement, including without limitation, Exhibit B hereto, may be amended or waived only with the written consent of each of the parties hereto. Notwithstanding the foregoing, a majority of the members of the Investor Committee (as such term is defined in the offering memoranda of the Funds) may amend, modify or waive any provision of this Agreement with respect to any particular transaction or series of related transactions.

6.
TERMINATION. This Agreement, and all obligations of AREP (and certain of its subsidiaries as described in Exhibit B hereto), shall: (i) remain in effect for as long as AREP and its subsidiaries continue to beneficially own, directly or indirectly, at least a majority of the equity of any of the Management Entities; and (ii) thereafter terminate immediately and be of no further force or effect, automatically and without any further action of the parties required.

7.
MISCELLANEOUS. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns and it is not the intention of the parties to confer third-party beneficiary rights upon any other person. No party may assign this Agreement or any right, interest or obligation hereunder without the prior written consent of the other parties hereto, provided, however, that AREP may assign this Agreement without the consent of the other parties to any entity that succeeds to all or substantially all of its business. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree in good faith upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement This Agreement sets forth the entire agreement of the parties relating to the subject matter hereof except as otherwise set forth herein and supercedes all prior agreements respecting the subject matter hereof.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

AMERICAN REAL ESTATE PARTNERS, L.P.
By: American Property Investors, Inc., its general partner

By: /s/ Andrew Skobe
                Name: Andrew Skobe
Title: Chief Financial Officer

FUNDS:

ICAHN PARTNERS LP
By: Icahn Onshore LP, its general partner

By: /s/ Edward Mattner
Name: Edward Mattner
Title: Authorized Signatory

ICAHN FUND LTD.

By: /s/ Edward Mattner
Name: Edward Mattner
Title: Authorized Signatory

ICAHN FUND II LTD.

By: /s/ Edward Mattner
Name: Edward Mattner
Title: Authorized Signatory

ICAHN FUND III LTD.

By: /s/ Edward Mattner
Name: Edward Mattner
Title: Authorized Signatory

ICAHN PARTNERS MASTER FUND LP
By: Icahn Offshore LP, its general partner

By: /s/ Edward Mattner
Name: Edward Mattner
Title: Authorized Signatory

ICAHN PARTNERS MASTER FUND II LP
By: Icahn Offshore LP, its general partner

By: /s/ Edward Mattner
Name: Edward Mattner
Title: Authorized Signatory

ICAHN PARTNERS MASTER FUND III LP
By: Icahn Offshore LP, its general partner

By: /s/ Edward Mattner
Name: Edward Mattner
Title: Authorized Signatory

ICAHN CAYMAN PARTNERS L.P.
By: Icahn Offshore LP, its general partner

By: /s/ Edward Mattner
Name: Edward Mattner
Title: Authorized Signatory

ICAHN PARTNERS MASTER FUND II FEEDER LP
By: Icahn Offshore LP, its general partner

By: /s/ Edward Mattner
Name: Edward Mattner
Title: Authorized Signatory

EXHIBIT A

Icahn Restrictions1

Mr. Icahn and his Covered Affiliates (as defined below) have invested more than $300 million in the U.S. Fund and may invest more in the future. In addition, Mr. Icahn has agreed that, except through their participation in the Icahn Funds and as noted below, he and his Covered Affiliates will not invest in any assets they deem suitable for the Icahn Funds other than government and agency bonds and cash equivalents.

Mr. Icahn and the Covered Affiliates may acquire, outside of the Icahn Managed Funds (as defined below), up to 20%2  of the amount of any security acquired by the Icahn Managed Funds (the “Co-Investment Right”), but only if such transaction (and subsequent disposition) is at the same time and price as applies to any of the Icahn Managed Funds, unless otherwise approved by the Investor Committee (see "Investor Committee" below). If multiple purchases of the same security are made over time by the Icahn Managed Funds, Mr. Icahn and the Covered Affiliates may reduce or eliminate their participation in such later purchases. However, the percentage participation by Mr. Icahn and the Covered Affiliates may not be increased from its lowest level during the course of a purchase program. Additionally, if Mr. Icahn and the Covered Affiliates do not participate at the same percentage level in each purchase made as part of a purchase program, they will ensure that their per-security profit is not higher than that of the Icahn Managed Funds. Mr. Icahn and his Covered Affiliates will not be prohibited from making additional investments in, or purchasing securities issued by, companies they controlled as of the initial closing of the U.S. Fund.

Mr. Icahn and the Covered Affiliates will be permitted to manage other funds, managed accounts or pooled investment vehicles ("Other Funds" together with the Fund, the "Icahn Managed Funds") and to invest in any of the Icahn Managed Funds. Those Other Funds will invest substantially in parallel with the U.S. Fund, subject to particular restrictions that may be applicable to such vehicles. For example, an affiliate of the Managing General Partner will also serve as the general partner of the U.S. Fund, which follows an investment program substantially similar to that of the Fund.

Mr. Icahn also may directly, or indirectly, manage and/or invest in feeder funds that invest substantially all of their assets in one or more of the Icahn Funds.

Mr. Icahn and the Covered Affiliates will be permitted to invest in funds, managed accounts or other pooled investment vehicles managed by unaffiliated third parties, and to participate in related coinvestment opportunities generated by vehicles in which they hold an interest as of the U.S. Fund's initial closing, or their affiliates.

The Fund will not invest in any securities issued by a company the securities of which were held by Mr. Icahn and companies he controlled as of the U.S. Fund's initial closing, if those holdings were greater than 5% or $50 million in market value of any class of such securities (“Specified Securities”), unless such holdings thereafter fall below those thresholds. Mr. Icahn and the Covered Affiliates shall not be restricted from making additional investments in such securities.

1 Capitalized terms have the meanings ascribed to them in the applicable Confidential Memorandum of certain of the Icahn Funds.
2  The 20% will be determined based upon the aggregate holdings of such securities by the Icahn Managed Funds, Mr. Icahn and the Covered Affiliates.

Investment opportunities that are intended to be long-term control positions and that are in industries in which Icahn-controlled entities have active operating businesses may first be offered to such Icahn-controlled entities.

"Covered Affiliate" shall mean an entity controlled by Mr. Icahn. The term "Covered Affiliate" will not include (i) Other Funds; (ii) any publicly traded entity or its subsidiaries; or (iii) other entities with third-party holders to whom fiduciary obligations exist and that are not primarily engaged in the business of investing in securities, or their subsidiaries. "Covered Affiliates" will not include, for example, the following publicly traded entities in which Mr. Icahn and his affiliates have controlling interests: XO Communications, Inc., a Delaware corporation, and National Energy Group, Inc., a Delaware corporation and AREP.

From time to time, the Managing General Partner may deem it appropriate for the Fund to engage in a "principal transaction" (within the meaning of the Advisers Act). Any "principal transaction" will be considered and approved or disapproved by an independent representative appointed by the Managing General Partner.

EXHIBIT B

AREP Restrictions3

Pursuant to an agreement among AREP and each of the Icahn Funds (the “AREP Agreement”), AREP has agreed that, like Mr. Icahn and the Covered Affiliates, AREP and its subsidiaries (other than those subsidiaries (i) with third party holders to whom fiduciary obligations exist and that are not primarily engaged in the business of investing in securities, or their subsidiaries or (ii) that are publicly traded entities or their subsidiaries) will not invest in any assets that the Managing General Partner deems suitable for the Icahn Funds other than government and agency bonds and cash equivalents. AREP and its subsidiaries will be permitted to engage in the same activities as Mr. Icahn and the Covered Affiliates, including the ability to acquire or invest in non-public entities and to make investments in Specified Securities. In addition, AREP and its subsidiaries shall not be restricted from making additional investments in any securities issued by, or purchasing any securities issued by, a company the securities of which were held by AREP and its subsidiaries as of the date of the AREP Agreement. AREP and its subsidiaries, either alone or acting together with a group, will not be restricted from (i) acquiring all or any portion of the assets of any public company in or in connection with a negotiated transaction or series of related negotiated transactions or (ii) engaging in a negotiated merger transaction with a public company and, pursuant thereto, conducting and completing a tender offer for securities of the company. AREP will not participate in the Co-Investment Right. The terms of the AREP Agreement may be amended, modified or waived with the consent of AREP and each of the Icahn Funds, provided, however, that a majority of the members of the Investor Committee may, with the consent of AREP, amend, modify or waive any provision of the AREP Agreement with respect to any particular transaction or series of related transactions.

3 Capitalized terms have the meanings ascribed to them in the applicable Confidential Memorandum of certain of the Icahn Funds.